MAURO, SAVO, CAMERINO & GRANT
                               Counsellors at Law
                             77 North Bridge Street
                                  P.O. Box 1277
                          Somerville, New Jersey 08876
                                       ---
                                 (908) 526-0707
                            Telecopier (908) 725-8483





                                        October 25, 1996

Board of Directors
SVB Financial Services, Inc.
103 West End Avenue
Somerville, NJ 08876

     Re:  Legality of Securities Issued
          Registration Statement Form SB-2

Dear Sirs:

     I have acted as Counsel to SVB Financial Services, Inc., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Registration Statement") filed with the Securities and Exchange Commission on September 19, 1996. The Registration Statement relates to the offering for sale of 200,000 shares of the Company's common stock, par value $4.17 per share (the "common stock").

     In so acting, I have examined and relied upon the originals or copies, certified or otherwise identified to may satisfaction, of such corporate records, documents, certificates or other instruments as in my judgment are necessary or appropriate to enable me to render the opinion set forth below.

     I am of the opinion that the shares of the common stock to be issued have been fully authorized and when issued will be legally issued, fully paid and nonassesssable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Yours very truly,

                                        /s/ Mark F. Strauss
                                            ---------------
                                            Mark F. Strauss
                                            Counsel

MFS/lb